Exhibit 99.2

Company:	Tidewater Inc.
Event:	Global Hunter Securities (GHS) 100 Energy Conference
Participant:	Joe Bennett - Executive Vice President and Chief Investor Relations Officer
Date:	June 25, 2013

Interviewer

Okay. Tidewater’s up next and I’m pleased to introduce Joe Bennett from the company.

Joe Bennett

Good afternoon everyone. And I appreciate the people that are here to listen to the story. If I sound a little hoarse, it’s because I had a good group of one on ones earlier in the day and I’ll continue after this presentation and also the fact that this is the third investor conference in the last six days. But it’s been in three different cities and this one has certainly been impressive with the attendance. So again, I thank you for coming today and listening to Tidewater story. Well, you’re seeing probably enough forward looking disclaimers today, so you know what that’s about, so let’s get to the meat of the, the matter.

You know, there’s--there’s a few key takeaways that you will hear from me today and I’ll expand on each one of these as I go through and hit these topics in the slide deck, but I’ll just touch on them now. Tidewater, has been around for almost 60 years and really invented the offshore supply vessel business. It’s still around and kicking. We’re still the largest in the industry and our focus is like, it has been for many, many, many years, our focus on safety, on compliance and operating excellence. Now, who up here wouldn’t say the same thing? You know, certainly, safety is something that you’re seeing in here from more companies, I’m sure, they will stand at this podium and tell you about it and how important it is to their business model today. We’ve been talking about safety and presenting it as our first key topic for 10 to 15 years, well before it was kind of the “in thing” to do, and we will continue to do so.

Compliance is something that I’ve added recently in here to highlight. When you’re as international as we are, and about 95 percent of our business is international, you better dang well have a good compliance program operating in the 60 or so countries that we operate in globally. Again, it’s a key to successful, and excellence in operations. Last year, our annual report, and we’re a March fiscal year end, one of the unique companies with a bit of a different fiscal year end. But last year’s, March of ’12 annual report, our theme was, “The Tide is Turning”. And our annual report, is due out any day now as a matter of fact for this year, just, completed. And it’s a continuation of that. We continue to see improvements in the key driver of our business, the working rig count, in both deep water and more important this year, especially, the jackup support market and you’ll see that and some stats in just a second.

With a history of our earnings growth, a solid, solid returns. We are an EVA company, economic value added, which is kind of a fancy term for return on capital. And when you’re in a capital intensive business as we are, and have long lived assets like we have, are both instrumental as 25 and 30 years, you made--you better make a good decision and we think probably, one of the most important decisions we make on a day in, day out basis in reinvesting in our own business, is what you pay, what type of asset you invest in and how much you pay for that asset. Because if you overpay for it, you’re going to live with that overpayment for 25 plus years and, the same is true if you get a good deal on the asset, then your return will be better than the competitors who have paid more for that individual asset.

Again, we have been in the business for almost 60 years, of which about 55 of those have been international and you’ll see in a second, a map that shows our spread, you know, more geographically spread than any other OSV operator in the world and stack our global operations against any oil service company in the world. We also have the largest and the newest fleet, which is more important these days. 10 years ago, we could say we had the largest, but we also have one of the oldest fleets in the industry. You will, again, see in a minute, we’ve reinvested in a big way, and now have a fleet that is largely new equipment whose average age is about six years old. It’s been a long 13 years of reinvesting in our business, but we’re there or at least in the home stretch of this major CapEx program., The earnings power from this new fleet is significant, while the fleet numbers are not as high as what we used to have.

The earnings capacity of this new fleet is far greater than what our older fleet had. And lastly, you know, one of our key elements, we have a triangle at the end that I moved to the appendix, you won’t see it here, but one of our key items is keeping a strong balance sheet. We recognize that we live in an environment that has a good amount of operational risk. Adding financial risk on top of that is not what has kept us in this crazy business for 60 years. So, keeping a good strong balance sheet, allowing us to act upon available opportunities. People that have followed Tidewater have recently seen that we did our first M&A activity in probably 15 years in the last month or so where we acquired a good Norwegian company that will now give us exposure to the Norwegian cold water, harsh environment, not only in Norway, but hopefully, can expand then into Alaska, Canada, other cold water arctic type regions, and it’s because we have the balance sheet to react quickly, we were able to locate and move quickly on it.

As I mentioned before, safety is a key part of our business. People that have seen any of our presentations over the last several years, know about our snake. And we equate safety to holding the head of the snake. You let it go at any point in time, during any minute of every day, seven days a week 24 hours a day, and the snake will turn around and bite you. And it does. It’s a challenge every day for us to have hired and employ 90 nationalities of people.

We have communication issues that we address every single day with our vessels spread around the world, but people understand--the people on board understand this concept of holding the snake and doing things in the right way. And it equates to a safety record that we’re very, very proud of. Again, continues to be a challenge but on a total recordable incident rate basis, you see us in the blue bar down to 0.17 TRIR last fiscal year, compared to some of our, some well-known company. Some of our customers, Dow Chemical, Chevron, Exxon, known for really, really good safety records and we operate on a platform that’s constantly moving. In many of their cases, they’re on stable platforms. So, we’re very, very pleased and this helps distinguish us in a very competitive market place by having a safety record that year in year out performs well.

This past fiscal year, only the second time in our company history, we had 35 million man hours of work and had zero loss time accidents. Zero accidents, where someone couldn’t show up for work the next day. And we’re very proud of that, but again, let the snake go and something bad will happen.

Let’s talk about the drivers of our business, I mentioned it earlier, without a doubt, you can go back to oil prices, gas prices, E&P spending. If people ask us, what is the key barometer of your business, what drives your business -- working offshore rig count. So, here’s a depiction of what that working rig count has been. Jackups, floater market, over the past almost 10 years, and what you see is a build up to what was the prior peak, summer of ’08, before the financial crisis hit where the jackup market was at an all-time high. The floater market has been on a continual all time high and what has happened since then? Financial crisis hit, the land rigs came down first because they’re easier to take down. The jackup’s second. And the floaters pretty much went on unabated.

We continued to add more and more floater rigs into the deep water market and that continues today. The jackup market took a pretty big hit. You see, it went from probably 370 or so jackups working at the peak, down to about 300 and here we are today, back up globally to over 400 jackups, which is a considerable change and you see, this last uptick of the past year or so, has been significant and very, very important to our business. Different way at looking at it, at three points of time, and I won’t go through these--all of these numbers on here but the prior peak, the trough and the trough lasted for a while. It wasn’t one point in time and then where we are currently, with the rig count. How many rigs are under construction? The global boat count, how many boats are under construction and that last line which becomes very important and it’s a key to the slide, the OSV or boat to rig ratio.

And when you see this going over this time frame, when it gets to four or less, when that calculation of the global population of boats, divided by the working rig count, when it gets to four or below, then the boat companies are in very high demand, prices move up, our day rates and utilization are very, very strong and put up nice earnings. So, that’s what happened during the last peak period. The trough, not so good, where are we today? Just short of that kind of magical 4.0 level. So then, we take a look forward and say, well, let’s at least look at one “what if” scenario and we’re not trying to predict the future and in fact, when I started this what-if scenario, the working rig count was about 650. So, stretching it and saying, well, what happens if it goes to 750? It was more a bit of a stretch. The rig’s under construction back then. Again, this was several, several months ago, probably a year ago when I started this. The rigs under construction were about 150, 160. So, the what-if, to get from 650, up to 750 was a stretch.

Well now, I look at it and I go, “Boy, if it goes from 707, which is current, to 750, it isn’t much of a stretch.” What I’m suggesting is, in the near future, as these 214 rigs get delivered, I’m only looking for a quarter of them. Under this what-if scenario, to be incremental rigs, and I think that’s doable. If you look at the global population of OSVs, the boat population, and this is all per ODS-Petrodata data. It’s not Tidewater’s data. The ODS data would suggest that there has been an ever growing number of boats. I think that’s a bit misleading because ODS will admit, they have a very difficult time knowing when to remove a boat from the global population. It’s very easy to track boats under construction getting added into the population, but not taking them out. So I’m suggesting here that the what-if scenario and you’ll see on the next slide, there are 750 boats in their population of almost 3,000 boats that are 25 years old or older.

We firmly believe about half of those are already out of the industry, but they’re still in their numbers. We think the other half will be gone in the next couple of years. So that’s what I’m doing. I’m removing most of the old boats. Customers don’t want old boats anymore. They don’t want to be blamed that if something happens, that they went cheap and, they’re using a 32 year old boat, when a nice two year old boat was available. So I’m removing the older boats. I’m adding in the 450 that are under construction today, to get to that 2,600 or so count therefore, my boat to rig ratio is well below four. Personally, I think the rig count, given market fundamentals, economies, global economies, will go right past the 750 number, but the point of the slide is we don’t need much to get it to that 4.0 or under. We’re basically on the fringe of that right now.

Here is that worldwide population of just short of 3,000 vessels. Everything to the left of that dotted line are the boats that were built over 25 years ago, 750 of those. Most of those, as you can appreciate, that were built in the late 70s, early 80s, were jackups support vessels because that was what was being done primarily back then. So those are the ones that are leaving the industry. So as you look at the macro view of boats to rigs on that previous slide, you can--I don’t do it on the slide, but you can divvy it up between deep water and shallow water, actually, while the deep water activity continues to improve and do great, the shallow water is where we’re trying to convince people, there is a jackup support fleet here that is very much in demand. We have 750 old ones that are going out. Some of those are already out, but the rest will be going out, and only about a hundred new shallow water boats are under construction of that 450 number you saw in the previous slide. So, that the market dynamics, the supply demand curve on the jackup support vessels are very, very good as we head into this good market and this improving jackup market.

This is the same slide but for just Tidewater vessels. So, what this tells you is well, as I’ve said, we’re down to about 35 or so actually 34, older “traditional” vessels in our fleet today that are active. We’re up to 231 new vessels. We call our new vessels, ones that were built or acquired since the year 2000, when we started this program. So again, about six years old. So we have the youngest fleet out there that is ready again and take advantage of this up market. Where we stand versus our competition? This is a very fragmented business and this slide eventually will tell you that, but it starts with Tidewater at the beginning. About 239 OSVs, both old and new, anchor handlers and platform supply vessels in our industry and the next closest competitor is 160 and you see it down from there. I think the most important column on the slide is the last one. It shows five, which you probably can’t read on there as well as about 2,200 vessels that are owned by about 400 owners around the world, that average about five boats each. It’s a very fragmented business.

So, as people think about and ask us questions, about consolidation in our industry there’s consolidation possibilities but certainly different than on the drilling side and that I tell people, we could acquire the next five largest companies that are as listed here and we would still only have about a 25 percent global market share. So, and the chances of us acquiring the five next largest competitors are pretty slim. But it is something that we look at and evaluate and like I said before, just closed on a Norwegian M&A.

A history of earnings growth and solid through cycle returns. I keep building info on this slide. I just added our Fiscal ’13, number on here and this is about as good a slide I can show you of what a cycle looks like. Where we started back in Fiscal ’04, what we grew up to, and earnings of about $8 record earnings for our company at that point and time. Back down after the financial crisis, bottomed out in Fiscal ’11 and ’12, and then starting the road back up and Fiscal ’13 just ended, earning about $3. You see, our average return on equity, if you can see that blue line, as low as 4.3, as high as almost 20 percent in those historical high years, those middle years, 18 to 20 percent. Keep in mind then at that point in time, we had a good number of our older traditional vessels that had been fully depreciated. So, the returns were very, very good on those assets. We have very few of those assets now, and a totally recapitalized fleet.

So when you look at that, the returns of four and five this past year, almost six percent, is not acceptable to us. It shouldn’t be acceptable for our investors. But what we tell our investors is, again, we’re investing in 25 year assets and we’re suggesting our hurdle rate is to earn probably at least a couple of hundred basis points above our WACC, and our WACC is in the eight, eight and half percent range, on a through cycle basis. We understand we live in a volatile business and there will be years where we earn 12 and 13, 14 percent, years that we earn three and four percent. And on a through cycle basis, you think we’re making the right investment decisions in order to put up those through cycle returns. I mentioned before our global stretch, 50 years of operating international, unmatched by any other boat operator. Why we like the international business, when today, I can suggest to you, Gulf of Mexico is back, it’s strong, it’s tight, rising day rates, but it’s just one market that we operate in it has historically been a spot market. That’s changing as it becomes more and more of a deep water market in the Gulf of Mexico. But we like the international market because that’s where the business is. That’s where the money is being more spent. The contracts for us are usually longer and more stable. Better utilization, usually higher day rates with a very solid customer base of both NOCs and IOCs.

Everywhere where you see a pair of boots, that’s where we are. It’s our boots on the ground in all these locations globally. We report four segments of our business and obviously, have other activity under those four segments, but first and largest was just over 50 percent of our boat count is Sub-Saharan Africa and Europe. That’s all in Sub-Saharan Africa as these are as of March 31st, at which time we had not done our Norwegian acquisition as of yet. The next time we update it at the end of June, there will be some North Sea activity in it. But this area, driven primarily by Angola, activity in Angola, and now, activity in East Africa. We do work for Anadarko, ENI, in Mozambique and areas like that. We see that as a true, really growth area for our company. But Nigeria, Equatorial Guinea, all the countries up in down West Africa, we’ve been over there for over four decades.

Next largest area is the Americas. Within that, includes our Gulf of Mexico. A couple of boats on the West Coast but it’s driven primarily, actually, our U.S. operations are less than 15 boats. Not a big presence in the Gulf of Mexico. But a good Mexican operation, a good Brazilian operation. Petrobras for instance, has been our number two customer in revenue spend for as many years as I can remember. With Chevron being our top customer in revenue spend and Petrobras second. So, a major, major customer for us in that region of the world.

Next is the Middle East/North Africa, from the Med, all the way over to India. This is a number while you see here is only 15 percent of our vessel count, that’s a much greater number than what it was two years ago, five years ago, ten years ago. The Middle East is making itself known, driven by activity in the Med, and by activity within Saudi.

Saudi has, in the past couple of years, gone offshore in a big way and has even bigger plans to which is primarily a jackup market for them, and it’s getting larger and larger and we’re participating in that growth in the Middle East.

Lastly, Asia-Pac, which is a large geographic area. China, Vietnam, Indonesia, Malaysia, operated out of our Singapore office primarily and down to Australia. There’s a lot of gas projects that you’re probably aware of in Australia we have activity with.

Because the Gulf of Mexico is a hot market, people ask about our exposure to it. And what this says is in the last quarter about nine percent of our vessel revenue, consolidated revenue, came from the U.S., by less than 15 vessels. We do have another 15 U.S. flagged vessels and we are dictated by the Jones Act in U.S. waters, which means you have to build the boat in the U.S. and continue to flag the boat U.S., even though you can take that U.S. flag boat elsewhere, then return it as long as you maintain the U.S. flag on it.

We have about 15 U.S. flag vessel that are operating outside of the Gulf of Mexico that can return and we evaluate those opportunities like we evaluate the opportunities of any of our vessels going to any other regions of the world in which we operate. But it does give us some added exposure to what is a tight Gulf of Mexico operation.

So our new vessels, this is our report card of what we’ve done thus far starting in January of 2000 through March of 2013. We’ve committed to 264 new vessels. You saw that 231 number before. It’s because this is inclusive of what is still under construction, which you’ll see in a second, but we’ve spent $4.4 billion, at least committed $4.4 billion. $3.8 billion of that has already been funded. So we owe about $600 million on the 32 boats that are still under construction. And as I mentioned before, 231 new ones in the water already with about a six year average age. Here’s our 32 under construction, 21 of which are deep water PSVs, very good market. Still a continued exposure to that towing supply and supply group, is the jackup support class of vessel. So, we continue to grow that exposure. And these boats will come into our fleet over primarily the next two years. It takes about two years to build our assets.

Still, we think a very strong balance sheet and a financial position that gives us some optionality. These are our Fiscal year end, March year end numbers. It’s the total debt of a billion dollars and a debt to Cap that ranges in the 27, 28 percent range, very doable number in our volatile business. I will tell you on a pro forma basis since that Norwegian acquisition, that number is really up to about 35 percent -- Debt to total Cap. And as we’ve told people for several years now, we’re now in kind of the sweet spot when you think of 25 to 35 percent debt to total Cap is where we would like to be and remain. Having a certain amount of permanent debt, but not too much. If you saw the same number for most of our competitors, it would be in the 40, 50, 60 plus percent range and we personally don’t feel like that’s the way to manage this business.

We, this morning, filed an 8k that provided additional info. We just redid our debt facility and upgraded our debt facility, a revolver and term loan agreement went from what was a total of $575 million, up to $900 million, it just gives us a little more flexibility. We didn’t have much outstanding on the revolver. The revolver was at 450 and we had drawn at March, I think $110 million. We’ve upgraded that to $600 million and upgraded the term loan component to $300 million, and have a $250 million accordion feature, that we can expand even greater. So again, continues to give us liquidity to take advantage of opportunities in the market. But again, with the understanding we’d like to maintain, on a permanent basis, something in the 25 to 35 percent debt to Cap, doesn’t mean that we won’t ever go over it but if we do, it would be with the understanding that it would be temporary and we would return it back to 35 percent or less.

Our revenue and margin, this is on a quarterly basis, where our revenues are coming from and what our operating margins are. When I say margins, these are gross margins, of vessel revenue, less vessel Op-Ex. So it’s exclusive of G&A cost, things like that and an easier way to look at our business. We maxed out in the last up cycle, with an operating margin that peaked at about 56 percent on a global basis. We are now, and you see later in the slide here, that we’re back to about 43. We got down to the mid 30 level. We’re back up to 43. We certainly have sights on returning to upper 40s to 50 and mid-50s. It won’t happen overnight. It will happen with improved day rate structures which is beginning to happen. We also look at this from the standpoint of certain metrics that we hit last go around.

And again, I’ll reiterate, we have a better fleet now than we did during the last peak cycle. But you see that the revenue, on a quarterly basis, was just over $300 million per quarter during the last up cycle. We dipped below that. Now, we at least have achieved that first criterion. Let’s get our revenue on a quarterly basis, over the $300 million mark. We think that as we progress through the year, either through contract roll overs, day rate expansion and new equipment, that that will build nicely on a quarter to quarter basis and will start approaching $400 million quarterly. We also look at our operating margin, which again was just over $150 million per quarter with the last peak. Dipped below, now we’re just short of that right now. So, everything is working in our favor from that standpoint.

Now, taking two classes of vessels, our two key classes, deep water PSVs, just to give you an idea of what the day rates and utilization have been and how many of these boats we have. So, the gold bars at the bottom are how many assets we have of these new deep water PSVs.

In fact, during the last cycle, we had 25 or so. Now, we’re up to 66 of those. If you remember my previous slide, we’re adding 21 more deep water PSVs into this. So we’ll--in the next year or two, get up to the 90 or so range of deep water PSVs, a very strong, improving, and a day rate that you see is already passed the prior peak day rates. The other class, which looks totally different on this slide, is our towing supply and supply vessels. So this is a jackup support vessel and you see it peaked at a day rate of about $20,000 a day and it has been dead flat, other than this past quarter but it’s been flat in about to $14,000 range for the last couple of years through the trough. We now have the utilization in a good place at 85 percent plus and we’re starting to see the improvement in the day rate. This is where we believe significant earnings expansion can come from. For every thousand dollars a day that we improve this group of assets, 103 assets, it equates to about to 50 cents of earnings per share on an annual basis.

So, those are the two big classes I will leave you with. It’s been known since I’ve had this slide for about three or four years as our coiled spring slide. What is the earnings potential of this fleet? Of this new fleet? And I begin this by simply replicating utilizations and day rates for the fleet but this includes our fleet, two to three years from now with, whatever’s under construction, et cetera, comes into this fleet, we can earn at today’s levels of day rates and utilization. Almost $5 of earnings half billion dollars of EBITDA. If we just bump up the utilization a bit to 85 percent, and the day rate by 10 percent, you see how levered we are to that earnings stream. And if we bump it one more time by 10 percent and up to 90 percent, I won’t take utilization more than 90 percent because I think that is max practical utilization. I would not consider, by any stretch, that this is peak earnings because I think peak earnings is well past this. But almost a billion dollars annually of EBITDAs and some earnings numbers that we’ve never seen before. So it is the earnings capacity of this fleet that cost us $4.5 billion over the past 13 years. So, that is the Tidewater story and what we hope is to come in this up cycle. We feel like we’re in the first inning of hopefully, what will be a nice long ball game. With that, we’re probably out of time?

Interviewer

We’re out of time but, uh, if you have questions, [inaudible 00:30:58].

Joe Bennett

Thank you very much.

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